JPMorgan Chase & Co.
383 Madison Avenue, New York, NY 10179-0001
NYSE symbol: JPM
www.jpmorganchase.com

JPMORGAN CHASE & CO.

News release: IMMEDIATE RELEASE

JPMorgan Chase Announces Expanded Roles for Top Executives

New York, January 25, 2024 – JPMorgan Chase (NYSE—JPM) today announced new and increased responsibilities for a number of key executives that will build upon the company's successes and continue to position the firm for the future.

- **Jennifer Piepszak,** Co-Chief Executive Officer of Consumer and Community Banking (CCB), and **Troy Rohrbaugh,** Co-head of Markets and Securities Services, will become Co-CEOs of the expanded Commercial & Investment Bank, which will bring together our major wholesale businesses of Global Investment Banking, Commercial Banking, Corporate Banking as well as Markets, Securities Services and Global Payments. The company's investment, commercial and corporate bankers cover clients of all sizes around the world ranging from middle market companies to large, multi-national firms. Combining these efforts will enhance and deepen the way the company can seamlessly deliver the world's most complete set of wholesale banking products and solutions.

    - **Doug Petno,** CEO of the Commercial Bank, will lead an expanded Commercial Banking business, which will also encompass the Global Corporate Banking group. These franchises already share an unwavering commitment to their clients, so this alignment provides great synergies across the firm's spectrum of product and service capabilities.

    - **Viswas Raghavan,** Co-head of Global Investment Banking, will become sole head of the Global Investment Banking franchise, while his partner, Jim Casey, has informed the company of his desire to take on an exciting new role in the firm, which will be announced shortly.

    - **Marc Badrichani**, Co-head of Markets and Securities Services, has informed the company of his desire to pursue outside opportunities. He will work with his senior colleagues in the near term on transition plans for the Sales and Research group. Marc is an exceptional business leader, and the company is immensely grateful for his outstanding efforts.

    - **Jason Sippel** and **Pranav Thakur** will become Co-heads of the company's top-ranked Markets Trading business.

    - **Tim Fitzgerald** will continue to lead Securities Services, which provides essential post-trade services to institutional asset-manager clients.

    - **Takis Georgakopoulos,** Head of Global Payments, will continue to lead that business through its transformation and growth initiatives – a major strategic

Investor Contact: Mikael Grubb
212-270-2479

Media Contact: Joseph Evangelisti
212-270-7438

JPMorgan Chase & Co. 383 Madison Avenue, New York, NY 10179-0001 NYSE symbol: JPM www.jpmorganchase.com News release: IMMEDIATE RELEASE Investor Contact: Mikael Grubb Media Contact: Joseph Evangelisti 212-270-2479 212-270-7438 imperative for the firm and a critical service for its largest and most complex wholesale clients.  Marianne Lake, Co-CEO of CCB, will become sole CEO of that business, which is the industry’s premier consumer franchise, serving over 80 million consumers and six million small businesses across their financial needs. CCB is comprised of many key businesses, including Consumer Banking, Credit Card, Small Business, Home Lending, Auto Finance, and the U.S. Wealth Management groups.  Mary Erdoes remains CEO of Asset & Wealth Management, which continues to deliver top-tier investment performance and growth with client assets reaching an all-time high of more than $5 trillion -- and sees compelling opportunities to grow the company’s first-class Global Private Banking business. The company’s firm-wide Operating Committee remains unchanged at this time. “JPMorgan Chase is stronger today than it has ever been, and this is thanks to our hundreds of thousands of employees and our superb senior management team. I am also particularly blessed to have an exceptional partner in Daniel Pinto, our President and Chief Operating Officer,” said Jamie Dimon, Chairman and Chief Executive Officer. “Daniel and his team have built the finest Corporate and Investment Bank in the world, and now we can increasingly take advantage of his extraordinary capabilities across the firm as we continue to jointly manage the company, with his focus on the execution of our lines-of-business priorities. “Looking back on the past two decades, it’s remarkable to see how our businesses have significantly grown revenue, increased market share, delivered outstanding products and services to our customers and expanded into new markets – all while serving our employees and shareholders and lifting up our communities,” Dimon added. The senior management changes and new alignments announced today will help the company serve clients even better as well further develop the company’s most senior leaders. JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorgan Chase had $3.9 trillion in assets and $328 billion in stockholders’ equity as of December 31, 2023. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com. # # # #